UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 1, 2007

ARKANOVA ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-118077
(Commission File Number)

68-0542002
(IRS Employer Identification No.)

1650 – 200 Burrard Street, Vancouver, British Columbia, Canada V6C 3L6
(Address of principal executive offices and Zip Code)

(604) 484-6290
Registrant's telephone number, including area code

12880 Railway Avenue, Unit 35, Richmond, British Columbia V7E 6G4
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

FORWARD LOOKING STATEMENTS

This current report contains forward-looking statements as that term is defined in section 27A of the United States Securities Act of 1933, as amended, and section 21E of the United States Securities Exchange Act of 1934, as amended. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "intends", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" commencing on page 2 of this current report, which may cause our or our industry's actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

As used in this current report and unless otherwise indicated, the terms "we", "us" and "our" refer to Arkanova Energy Corporation and our wholly owned subsidiary, Arkanova Acquisition Corp. All references to "Acquisition Corp." refer specifically to our wholly owned subsidiary, Arkanova Acquisition Corp. All references to "Arkanova Delaware" refer to Arkanova Delaware Inc., a private Delaware corporation, prior to the merger with Acquisition Corp. which occurred on March 1, 2007. Unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to "common shares" refer to the common shares in our capital stock.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

AGREEMENT AND PLAN OF MERGER WITH ARKANOVA ENERGY, INC. AND ARKANOVA ACQUISITION CORP.

On October 20, 2006, we entered into an Agreement and Plan of Merger with Acquisition Corp. and Arkanova Delaware. The closing of the transactions contemplated in the Agreement and Plan of Merger, including the merger of Arkanova Delaware with and into Acquisition Corp., with Acquisition Corp. carrying on as the surviving corporation, occurred on March 1, 2007. In accordance with the closing of the Agreement and Plan of Merger, all of the issued and outstanding common shares in the capital of Arkanova Delaware have been cancelled, and the former shareholders of Arkanova Delaware have been issued an aggregate of 13,000,000 common shares in the capital of our company.

Prior to the consummation of the merger, we had 21,620,000 common shares issued and outstanding. As of the closing date of March 1, 2007, we had 30,932,500 common shares issued and outstanding, resulting from the issuance of 6,312,500 common shares to subscribers in an $0.80 per share equity private placement, the issuance of 13,000,000 common shares to the former shareholders of Arkanova Delaware pursuant to the terms of the Agreement and Plan of Merger and the cancellation without consideration of 10,000,000 common shares by the former President and director of our company. The cancellation of the 10,000,000 common shares by our former President and director was a condition precedent to closing the Agreement and Plan of Merger. As of the closing date, the former shareholders of Arkanova Delaware held approximately 42% of the issued and outstanding common shares of our company. As a result of the closing of the Agreement and Plan of Merger, and as disclosed in Item 5.06 of this current report, our company ceased to be a shell company as defined in Rule 12b-2 of the United States Securities Exchange Act of 1934, as amended. Accordingly, this current report includes comprehensive information regarding Arkanova Delaware, including audited financial information for the period ended September 30, 2006, unaudited financial information for the period ended December 31, 2006 and pro forma financial information which combines the financial information of our company and Arkanova Delaware on a combined basis as of December 31, 2006.

RISK FACTORS

In addition to other information in this current report, the following risk factors should be carefully considered in evaluating our business because such factors may have a significant impact on our business, operating results, liquidity and financial condition. As a result of the risk factors set forth below, actual results could differ materially from those projected in any forward-looking statements. Additional risks and uncertainties not presently known to us, or that we currently consider to be immaterial, may also impact our business, operating results, liquidity and financial condition. If any such risks occur, our business, operating results, liquidity and financial condition could be materially affected in an adverse manner. Under such circumstances, the trading price of our securities could decline, and you may lose all or part of your investment.

On March 1, 2007, our financial position significantly changed through the acquisition, by way of merger, of the assets and liabilities of Arkanova Delaware. As a result, the financial information included in this report, including the risk factors set out below, is derived from our pro forma financial statements which combine the financial information of our company with Arkanova Delaware as of December 31, 2006.

RISKS RELATING TO OUR BUSINESS AND THE OIL AND GAS INDUSTRY

We have had a history of losses and no revenue to date, which trend may continue and may negatively impact our ability to achieve our business objectives.

We have experienced net losses since inception, and expect to continue to incur substantial losses for the foreseeable future. Our pro forma accumulated deficit was $128,081 as of December 31, 2006, and as of December 31, 2006, we had pro forma working capital of $2,203,933. To date, we have not generated any revenues from our operations.

We will not be able to generate significant revenues in the future and our management expects operating expenses to increase substantially over the next 12 months following the commencement of oil and gas exploration activities. As a result, our management expects the business to continue to experience negative cash flow for the foreseeable future and cannot predict when, if ever, our business might become profitable. We will need to raise additional funds, and such funds may not be available on commercially acceptable terms, if at all. If we are unable to raise funds on acceptable terms, we may not be able to execute our business plan, take advantage of future opportunities, or respond to competitive pressures or unanticipated requirements. This may seriously harm our business, financial condition and results of operations.

We are an exploration stage company with a limited operating history, which may hinder our ability to successfully meet our objectives.

We are an exploration stage company with only a limited operating history upon which to base an evaluation of our current business and future prospects. We have only been actively engaged in the oil and gas exploration and development business since the close of the Agreement and Plan of Merger and we do not have an established history of locating and developing properties that have oil and gas reserves. As a result, the revenue and income potential of our business is unproven. In addition, because of our limited operating history, we have limited insight into trends that may emerge and affect our business. Errors may be made in predicting and reacting to relevant business trends and we will be subject to the risks, uncertainties and difficulties frequently encountered by early-stage companies in evolving markets. We may not be able to successfully address any or all of these risks and uncertainties. Failure to adequately do so could cause our business, results of operations and financial condition to suffer.

Our proposed operations will require significant capital expenditures for which we may not have sufficient funding and if we do obtain additional financing, our existing shareholders may suffer substantial dilution.

We intend to make capital expenditures far in excess of our existing capital resources to acquire and explore our existing oil and gas properties. We intend to rely on external sources of financing to meet our capital requirements to continue acquiring, exploring and developing oil and gas properties and to otherwise implement our business plan. We plan to obtain such funding through the debt and equity markets, but we cannot assure that we will be able to obtain additional funding when it is required or that it will be available to us on commercially acceptable terms, if at all. In addition, any additional equity financing may involve substantial dilution to our then existing shareholders.

The successful implementation of our business plan is subject to risks inherent in the oil and gas business, which if not adequately managed could result in additional losses.

Our oil and gas operations are subject to the economic risks typically associated with exploration and development activities, including the necessity of making significant expenditures to locate and acquire properties and to drill exploratory wells. In addition, the availability of drilling rigs and the cost and timing of drilling, completing and, if warranted, operating wells is often uncertain. In conducting exploration and development activities, the presence of unanticipated pressure or irregularities in formations, miscalculations or accidents may cause our exploration, development and, if warranted, production activities to be unsuccessful. This could result in a total loss of our investment in a particular well. If exploration efforts are unsuccessful in establishing proved reserves and exploration activities cease, the amounts accumulated as unproved costs will be charged against earnings as impairments.

In addition, in the event that we commence production, market conditions or the unavailability of satisfactory oil and gas transportation arrangements may hinder our access to oil and gas markets and delay our production. The availability of a ready market for our prospective oil and gas production depends on a number of factors, including the demand for and supply of oil and gas and the proximity of reserves to pipelines and other facilities. Our ability to market such production depends in substantial part on the availability and capacity of gathering systems, pipelines and processing facilities, in most cases owned and operated by third parties. Our failure to obtain such services on acceptable terms could materially harm our business. We may be required to shut in wells for lack of a market or because of inadequacy or unavailability of pipelines or gathering system capacity. If that occurs, we would be unable to realize revenue from those wells until arrangements are made to deliver such production to market.

Our future performance is dependent upon our ability to identify, acquire and develop oil and gas properties, the failure of which could result in under use of capital and losses.

Our future performance depends upon our ability to identify, acquire and develop oil and gas reserves that are economically recoverable. Our success will depend upon our ability to acquire working and revenue interests in properties upon which oil and gas reserves are ultimately discovered in commercial quantities, and our ability to develop prospects that contain proven oil and gas reserves to the point of production. Without successful acquisition and exploration activities, we will not be able to develop oil and gas reserves or generate revenues. We cannot provide you with any assurance that we will be able to identify and acquire oil and gas reserves on acceptable terms, or that oil and gas deposits will be discovered in sufficient quantities to enable us to recover our exploration and development costs or sustain our business.

The successful acquisition and development of oil and gas properties requires an assessment of recoverable reserves, future oil and gas prices and operating costs, potential environmental and other liabilities, and other factors. Such assessments are necessarily inexact and their accuracy inherently uncertain. In addition, no assurance can be given that our exploitation and development activities will result in the discovery of any reserves. Our operations may be curtailed, delayed or canceled as a result of lack of adequate capital and other factors, such as lack of availability of rigs and other equipment, title problems, weather, compliance with governmental regulations or price controls, mechanical difficulties, or unusual or unexpected formations, pressures and or work interruptions. In addition, the costs of exploitation and development may materially exceed our initial estimates.

We have a very small management team and the loss of any member of our team may prevent us from implementing our business plan in a timely manner.

We have one executive officer and a limited number of additional consultants upon whom our success largely depends. We do not maintain key person life insurance policies on our executive officers or consultants, the loss of which could seriously harm our business, financial condition and results of operations. In such an event, we may not be able to recruit personnel to replace our executive officer or consultants in a timely manner, or at all, on acceptable terms.

Future growth could strain our personnel and infrastructure resources, and if we are unable to implement appropriate controls and procedures to manage our growth, we may not be able to successfully implement our business plan.

We expect to experience rapid growth in our operations, which will place a significant strain on our management, administrative, operational and financial infrastructure. Our future success will depend in part upon the ability of our executive officers to manage growth effectively. This may require us to hire and train additional personnel to manage our expanding operations. In addition, we must continue to improve our operational, financial and management controls and our reporting systems and procedures. If we fail to successfully manage our growth, we may be unable to execute upon our business plan.

Market conditions or operation impediments may hinder our access to natural gas and oil markets or delay our production.

The marketability of production from our properties depends in part upon the availability, proximity and capacity of pipelines, natural gas gathering systems and processing facilities. This dependence is heightened where this infrastructure is less developed. Therefore, if drilling results are positive in certain areas of our oil and gas properties, a new gathering system would need to be built to handle the potential volume of gas produced. We might be required to shut in wells, at least temporarily, for lack of a market or because of the inadequacy or unavailability of transportation facilities. If that were to occur, we would be unable to realize revenue from those wells until arrangements were made to deliver production to market.

Our ability to produce and market natural gas and oil is affected and also may be harmed by:

  the lack of pipeline transmission facilities or carrying capacity;

  government regulation of natural gas and oil production;

  government transportation, tax and energy policies;

  changes in supply and demand; and

  general economic conditions.

We might incur debt in order to fund our exploration and development activities, which would continue to reduce our financial flexibility and could have a material adverse effect on our business, financial condition or results of operations.

If we incur indebtedness, our ability to meet our debt obligations and reduce our level of indebtedness depends on future performance. General economic conditions, oil and gas prices and financial, business and other factors affect our operations and future performance. Many of these factors are beyond our control. We cannot assure you that we will be able to generate sufficient cash flow to pay the interest on our current or future debt or that future working capital, borrowings or equity financing will be available to pay or refinance such debt. Factors that will affect our ability to raise cash through an offering of our capital stock or a refinancing of our debt include financial market conditions, the value of our assets and performance at the time we need capital. We cannot assure you that we will have sufficient funds to make such payments. If we do not have sufficient funds and are otherwise unable to negotiate renewals of our borrowings or arrange new financing, we might have to sell significant assets. Any such sale could have a material adverse effect on our business and financial results.

We will have substantial capital requirements that, if not met, may hinder our growth and operations.

Our future growth depends on our ability to make large capital expenditures for the exploration and development of our natural gas and oil properties. Future cash flows and the availability of financing will be subject to a number of variables, such as:

  the success of our Arkansas projects;

  success in locating and producing reserves; and

  prices of natural gas and oil.

Additional financing sources will be required in the future to fund developmental and exploratory drilling. Issuing equity securities to satisfy our financing requirements could cause substantial dilution to our existing stockholders. Additional debt financing could lead to:

  a substantial portion of operating cash flow being dedicated to the payment of principal and interest;

  being more vulnerable to competitive pressures and economic downturns; and

  restrictions on our operations.

Financing might not be available in the future, or we might not be able to obtain necessary financing on acceptable terms, if at all. If sufficient capital resources are not available, we might be forced to curtail our drilling and other activities or be forced to sell some assets on an untimely or unfavorable basis, which would have an adverse affect on our business, financial condition and results of operations.

Our properties in Arkansas and/or future properties might not produce, and we might not be able to determine reserve potential, identify liabilities associated with the properties or obtain protection from sellers against them, which could cause us to incur losses.

Although we have reviewed and evaluated our properties in Arkansas in a manner consistent with industry practices, such review and evaluation might not necessarily reveal all existing or potential problems. This is also true for any future acquisitions made by us. Inspections may not always be performed on every well, and environmental problems, such as groundwater contamination, are not necessarily observable even when an inspection is undertaken. Even when problems are identified, a seller may be unwilling or unable to provide effective contractual protection against all or part of those problems, and we may assume environmental and other risks and liabilities in connection with the acquired properties.

We are subject to ongoing obligations under our Acquisition and Development Agreement.

Under the terms of our Acquisition and Development Agreement, we will have to pay an additional $7,750,000 to acquire the remainder of the acreage which we have committed to acquire. In addition, we are required to commence drilling our first well within six months, and required to drill five additional wells within 24 months, from the date upon which Arkanova Delaware makes the last of the lease bonus payments as required in the agreement. We expect that the total cost of these wells, together with a seismic program, will require approximately $15,000,000 in additional capital. We will need to obtain additional equity funding, and possibly additional debt funding as well, in order to be able to obtain these funds. Alternatively, we may be required to farmout a working interest in some of our acreage to a third party. There is no guarantee that we will be able to raise sufficient additional capital or alternatively that we will be able to negotiate a farmout arrangement on terms acceptable to us. In addition, while we anticipate that David Griffin will be able to deliver the mineral rights for all 50,000 acres which we have contracted for, we have no guarantee that he will be able to do so.

If we or our operators fail to maintain adequate insurance, our business could be materially and adversely affected.

Our operations are subject to risks inherent in the oil and gas industry, such as blowouts, cratering, explosions, uncontrollable flows of oil, gas or well fluids, fires, pollution, earthquakes and other environmental risks. These risks could result in substantial losses due to injury and loss of life, severe damage to and destruction of property and equipment, pollution and other environmental damage, and suspension of operations. We could be liable for environmental damages caused by previous property owners. As a result, substantial liabilities to third parties or governmental entities may be incurred, the payment of which could have a material adverse effect on our financial condition and results of operations.

Any prospective drilling contractor or operator which we hire will be required to maintain insurance of various types to cover our operations with policy limits and retention liability customary in the industry. Therefore, we do not plan to acquire our own insurance coverage for such prospects. The occurrence of a significant adverse event on such prospects that is not fully covered by insurance could result in the loss of all or part of our investment in a particular prospect which could have a material adverse effect on our financial condition and results of operations.

The oil and gas industry is highly competitive, and we may not have sufficient resources to compete effectively.

The oil and gas industry is highly competitive. We compete with oil and natural gas companies and other individual producers and operators, many of which have longer operating histories and substantially greater financial and other resources than we do, as well as companies in other industries supplying energy, fuel and other needs to consumers. Our larger competitors, by reason of their size and relative financial strength, can more easily access capital markets than we can and may enjoy a competitive advantage in the recruitment of qualified personnel. They may be able to absorb the burden of any changes in laws and regulation in the jurisdictions in which we do business and handle longer periods of reduced prices for oil and gas more easily than we can. Our competitors may be able to pay more for oil and gas leases and properties and may be able to define, evaluate, bid for and purchase a greater number of leases and properties than we can. Further, these companies may enjoy technological advantages and may be able to implement new technologies more rapidly than we can. Our ability to acquire additional properties in the future will depend upon our ability to conduct efficient operations, evaluate and select suitable properties, implement advanced technologies and consummate transactions in a highly competitive environment.

Complying with environmental and other government regulations could be costly and could negatively impact our production.

Our business is governed by numerous laws and regulations at various levels of government. These laws and regulations govern the operation and maintenance of our facilities, the discharge of materials into the environment and other environmental protection issues. Such laws and regulations may, among other potential consequences, require that we acquire permits before commencing drilling and restrict the substances that can be released into the environment with drilling and production activities.

Under these laws and regulations, we could be liable for personal injury, clean-up costs and other environmental and property damages, as well as administrative, civil and criminal penalties. Prior to commencement of drilling operations, we may secure limited insurance coverage for sudden and accidental environmental damages as well as environmental damage that occurs over time. However, we do not believe that insurance coverage for the full potential liability of environmental damages is available at a reasonable cost. Accordingly, we could be liable, or could be required to cease production on properties, if environmental damage occurs.

The costs of complying with environmental laws and regulations in the future may harm our business. Furthermore, future changes in environmental laws and regulations could occur that result in stricter standards and enforcement, larger fines and liability, and increased capital expenditures and operating costs, any of which could have a material adverse effect on our financial condition or results of operations.

Shortages of rigs, equipment, supplies and personnel could delay or otherwise adversely affect our cost of operations or our ability to operate according to our business plans.

If drilling activity increases in eastern Arkansas or the southern United States generally, a shortage of drilling and completion rigs, field equipment and qualified personnel could develop. These costs have recently increased sharply and could continue to do so. The demand for and wage rates of qualified drilling rig crews generally rise in response to the increasing number of active rigs in service and could increase sharply in the event of a shortage. Shortages of drilling and completion rigs, field equipment or qualified personnel could delay, restrict or curtail our exploration and development operations, which could in turn harm our operating results.

To the extent that we establish natural gas and oil reserves, we will be required to replace, maintain or expand our natural gas and oil reserves in order to prevent our reserves and production from declining, which would adversely affect cash flows and income.

In general, production from natural gas and oil properties declines over time as reserves are depleted, with the rate of decline depending on reservoir characteristics. If we establish reserves, of which there is no assurance, and we are not successful in our subsequent exploration and development activities or in subsequently acquiring properties containing proved reserves, our proved reserves will decline as reserves are produced. Our future natural gas and oil production is highly dependent upon our ability to economically find, develop or acquire reserves in commercial quantities.

To the extent cash flow from operations is reduced, either by a decrease in prevailing prices for natural gas and oil or an increase in finding and development costs, and external sources of capital become limited or unavailable, our ability to make the necessary capital investment to maintain or expand our asset base of natural gas and oil reserves would be impaired. Even with sufficient available capital, our future exploration and development activities may not result in additional proved reserves, and we might not be able to drill productive wells at acceptable costs.

With the exception of our property interest in Ontario, Canada, the geographic concentration of all of our other properties in eastern Arkansas subjects us to an increased risk of loss of revenue or curtailment of production from factors affecting that area.

Except for our Maun Lake property interest, located in Ontario, Canada, the geographic concentration of all of our other leasehold interests in Phillips, Monroe and Deshea Counties, Arkansas means that our properties could be affected by the same event should the region experience:

  severe weather;

  delays or decreases in production, the availability of equipment, facilities or services;

  delays or decreases in the availability of capacity to transport, gather or process production; or

  changes in the regulatory environment.

The oil and gas exploration and production industry historically is a cyclical industry and market fluctuations in the prices of oil and gas could adversely affect our business.

Prices for oil and gas tend to fluctuate significantly in response to factors beyond our control. These factors include:

  weather conditions in the United States and wherever our property interests are located;

  economic conditions, including demand for petroleum-based products, in the United States wherever our property interests are located;

  actions by OPEC, the Organization of Petroleum Exporting Countries;

  political instability in the Middle East and other major oil and gas producing regions;

  governmental regulations, both domestic and foreign;

  domestic and foreign tax policy;

  the pace adopted by foreign governments for the exploration, development, and production of their national reserves;

  the price of foreign imports of oil and gas;

  the cost of exploring for, producing and delivering oil and gas;

  the discovery rate of new oil and gas reserves;

  the rate of decline of existing and new oil and gas reserves;

  available pipeline and other oil and gas transportation capacity;

  the ability of oil and gas companies to raise capital;

  the overall supply and demand for oil and gas; and

  the availability of alternate fuel sources.

Changes in commodity prices may significantly affect our capital resources, liquidity and expected operating results. Price changes will directly affect revenues and can indirectly impact expected production by changing the amount of funds available to reinvest in exploration and development activities. Reductions in oil and gas prices not only reduce revenues and profits, but could also reduce the quantities of reserves that are commercially recoverable. Significant declines in prices could result in non-cash charges to earnings due to impairment.

Changes in commodity prices may also significantly affect our ability to estimate the value of producing properties for acquisition and divestiture and often cause disruption in the market for oil and gas producing properties, as buyers and sellers have difficulty agreeing on the value of the properties. Price volatility also makes it difficult to budget for and project the return on acquisitions and the development and exploitation of projects. We expect that commodity prices will continue to fluctuate significantly in the future.

Our ability to produce oil and gas from our properties may be adversely affected by a number of factors outside of our control which may result in a material adverse effect on our business, financial condition or results of operations.

The business of exploring for and producing oil and gas involves a substantial risk of investment loss. Drilling oil and gas wells involves the risk that the wells may be unproductive or that, although productive, the wells may not produce oil or gas in economic quantities. Other hazards, such as unusual or unexpected geological formations, pressures, fires, blowouts, loss of circulation of drilling fluids or other conditions may substantially delay or prevent completion of any well. Adverse weather conditions can also hinder drilling operations. A productive well may become uneconomic if water or other deleterious substances are encountered that impair or prevent the production of oil or gas from the well. In addition, production from any well may be unmarketable if it is impregnated with water or other deleterious substances. There can be no assurance that oil and gas will be produced from the properties in which we have interests. In addition, the marketability of oil and gas that may be acquired or discovered may be influenced by numerous factors beyond our control. These factors include the proximity and capacity of oil and gas, gathering systems, pipelines and processing equipment, market fluctuations in oil and gas prices, taxes, royalties, land tenure, allowable production and environmental protection. We cannot predict how these factors may affect our business.

We are dependent upon the efforts of various third parties that we do not control and, as a result, we may not be able to control the timing of development efforts, associated costs, or the rate of production of reserves (if any).

The success of our business is dependent upon the efforts of various third parties that we do not control. At least at the present, we do not plan to serve as the operator for our projects. As a result, we may have limited ability to exercise influence over the operations of the properties or their associated costs. Our dependence on the operator and, where applicable, other working interest owners for these projects and our limited ability to influence operations and associated costs could prevent the realization of our targeted returns on capital in drilling or acquisition activities. The success and timing of development and exploitation activities on properties operated by others depend upon a number of factors that will be largely outside of our control, including:

  the timing and amount of capital expenditures;

  the operator's expertise and financial resources;

  approval of other participants in drilling wells;

  selection of technology;

  the rate of production of the reserves; and

  the availability of suitable drilling rigs, drilling equipment, production and transportation infrastructure, and qualified operating personnel.

We will rely upon various companies to provide us with technical assistance and services. We will also rely upon the services of geologists, geophysicists, chemists, engineers and other scientists to explore and analyze oil and gas prospects to determine a method in which the oil and gas prospects may be developed in a cost-effective manner. Although our management has relationships with a number of third-party service providers, we cannot assure you that we will be able to continue to rely on such persons. If any of these relationships with third-party service providers are terminated or are unavailable on commercially acceptable terms, we may not be able to execute our business plan.

The unavailability or high cost of drilling rigs, equipment, supplies, personnel and oil field services could adversely affect our ability to execute our exploration and development plans on a timely basis and within our budget.

Shortages or the high cost of drilling rigs, equipment, supplies or personnel could delay or adversely affect our exploitation and exploration operations, which could have a material adverse effect on our business, financial condition and results of operations. Since our operations and properties are concentrated in the State of Arkansas, we could be materially and adversely affected if drilling rigs are unavailable or cost of rigs, equipment supplies or personnel increase significantly over current costs.

We may be unable to retain our leases and working interests in our leases, which would result in significant financial losses to our company.

Our properties are held under oil and gas leases. If we fail to meet the specific requirements of each lease, such lease may terminate or expire. We cannot assure you that any of the obligations required to maintain each lease will be met. The termination or expiration of our leases may harm our business. Our property interests will terminate unless we fulfill certain obligations under the terms of our leases and other agreements related to such properties. If we are unable to satisfy these conditions on a timely basis, we may lose our rights in these properties. The termination of our interests in these properties may harm our business. In addition, we will need significant funds to meet capital requirements for the exploration activities that we intend to conduct on our properties.

Title deficiencies could render our leases worthless which could have adverse effects on our financial condition or results of operations.

The existence of a material title deficiency can render a lease worthless and can result in a large expense to our business. It is our practice in acquiring oil and gas leases or undivided interests in oil and gas leases to forgo the expense of retaining lawyers to examine the title to the oil or gas interest to be placed under lease or already placed under lease. Instead, we rely upon the judgment of oil and gas landmen who perform the field work in examining records in the appropriate governmental office before attempting to place under lease a specific oil or gas interest. This is customary practice in the oil and gas industry. However, we do not anticipate that we, or the person or company acting as operator of the wells located on the properties that we currently lease or may lease in the future, will obtain counsel to examine title to the lease until the well is about to be drilled. As a result, we may be unaware of deficiencies in the marketability of the title to the lease. Such deficiencies may render the lease worthless.

RISKS RELATING TO OUR COMMON STOCK

A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our ability to continue operations.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because a significant portion of our operations have been and will be financed through the sale of equity securities, a decline in the price of our common stock could be especially detrimental to our liquidity and our operations. Such reductions may force us to reallocate funds from other planned uses and may have a significant negative effect on our business plan and operations, including our ability to develop new products and continue our current operations. If our stock price declines, we can offer no assurance that we will be able to raise additional capital or generate funds from operations sufficient to meet our obligations. If we are unable to raise sufficient capital in the future, we may not be able to have the resources to continue our normal operations.

The market price for our common stock may also be affected by our ability to meet or exceed expectations of analysts or investors. Any failure to meet these expectations, even if minor, may have a material adverse effect on the market price of our common stock.

If we issue additional shares in the future, it will result in the dilution of our existing shareholders.

Our certificate of incorporation, as amended, authorizes the issuance of up to 1,000,000,000 shares of common stock with a par value of $0.001. Our board of directors may choose to issue some or all of such shares to acquire one or more businesses or to provide additional financing in the future. The issuance of any such shares will result in a reduction of the book value and market price of the outstanding shares of our common stock. If we issue any such additional shares, such issuance will cause a reduction in the proportionate ownership and voting power of all current shareholders. Further, such issuance may result in a change of control of our corporation.

Trading of our stock may be restricted by the Securities Exchange Commission's penny stock regulations, which may limit a stockholder's ability to buy and sell our stock.

The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

NASD sales practice requirements may also limit a stockholder's ability to buy and sell our stock.

In addition to the "penny stock" rules described above, the National Association of Securities Dealers (NASD) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Our common stock is illiquid and the price of our common stock may be negatively impacted by factors which are unrelated to our operations.

Our common stock currently trades on a limited basis on the OTC Bulletin Board. Trading of our stock through the OTC Bulletin Board is frequently thin and highly volatile. There is no assurance that a sufficient market will develop in our stock, in which case it could be difficult for shareholders to sell their stock. The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of our competitors, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

DESCRIPTION OF BUSINESS

CORPORATE HISTORY

Arkanova Energy Corporation

We were incorporated in the State of Nevada on September 6, 2001 under the name Talon Ventures, Inc. On January 15, 2003, we changed our name to Alton Ventures, Inc. On October 20, 2006, we entered into an Agreement and Plan of Merger with Acquisition Corp., our wholly-owned subsidiary, and Arkanova Delaware. The Agreement and Plan of Merger contemplated the merger of Arkanova Delaware with and into Acquisition Corp., with Acquisition Corp. surviving as our wholly owned subsidiary.

Effective November 1, 2006, we changed our name from Alton Ventures Inc. to Arkanova Energy Corporation. The name change was effected by merging Arkanova Energy Corporation, our wholly-owned subsidiary that was incorporated for the sole purpose of effecting the merger, with and into our company, with our company carrying on as the surviving corporation under the new name Arkanova Energy Corporation. Additionally, we effected a two (2) for one (1) forward stock split of our authorized, issued and outstanding common stock. As a result, our authorized capital increased from 500,000,000 common shares with a par value of $0.001 to 1,000,000,000 common shares with a par value of $0.001. We changed the name of our company and effected the two for one stock split as conditions precedent to the closing the Agreement and Plan of Merger.

The closing of the Agreement and Plan of Merger occurred on March 1, 2007. As of that date, we acquired all of the property interests formerly held by Arkanova Delaware.

BUSINESS SUBSEQUENT TO THE CLOSING OF THE AGREEMENT AND PLAN OF MERGER

We are an exploration stage company engaged in the acquisition, exploration and, if warranted, development of prospective oil and gas properties as well as mineral properties. Prior to the closing of the Agreement and Plan of Merger, we held one property interest known as the Maun Lake Property, located in the Province of Ontario, Canada. Following the closing of the Agreement and Plan of Merger on March 1, 2007, and the resulting merger of Arkanova Delaware into Acquisition Corp., we obtained property interests in oil and gas properties located in three counties in the State of Arkansas, United States. Management has determined that these property interests and the oil and gas industry in general, offer an opportunity for our company to maximize shareholder value. Although management has not yet determined whether to pursue our interests in the Maun Lake Property, management has decided to focus on the exploration and development of our property interests in the Phillips and Monroe Counties, Arkansas. Please refer to the information under the heading "Description of Property" for a detailed description of our property interests.

In addition to the exploration and development of our existing property interests, we intend to acquire additional oil and gas interests in the future. Management believes that future growth of our company will primarily occur through the acquisition of additional oil and gas properties following extensive due diligence by our company. However, we may elect to proceed through collaborative agreements and joint ventures in order to share expertise and reduce operating costs with other experts in the oil and gas industry. The analysis of new property interests will be undertaken by or under the supervision of our management and board of directors. Although the oil and gas industry is currently very competitive, management believes that many undervalued prospective properties remain available for acquisition purposes.

Since we are an exploration stage company, there is no assurance that a commercially viable mineral deposit or oil and gas reserve exists on any of our properties, and a great deal of further exploration will be required before a final evaluation as to the economic and legal feasibility for our future exploration is determined. To date, we have not discovered an economically viable mineral deposit or oil and gas reserve on any of our properties, and there is no assurance that we will discover one.

Our plan of operation is to conduct exploration work on each of our properties in order to ascertain whether any possess commercially exploitable quantities of minerals or oil and gas reserves. There can be no assurance that such mineral deposits or oil and gas reserves exist on any of our properties.

Even if we complete our proposed exploration programs on our properties and we are successful in identifying a mineral deposit or an oil and gas reserve, we will have to spend substantial funds on further drilling and engineering studies before we will know whether we have a commercially viable mineral deposit or oil and gas reserve.

Competition

We are an exploration stage company engaged in the acquisition of prospective oil and gas properties. We compete with other companies for both the acquisition of prospective properties and the financing necessary to develop such properties.

We conduct our business in an environment that is highly competitive and unpredictable. In seeking out prospective properties, we have encountered intense competition in all aspects of our business as we compete directly with other development stage companies as well as established international companies. Many of our competitors are national or international companies with far greater resources, capital and access to information than us. Accordingly, these competitors may be able to spend greater amounts on the acquisition of prospective properties and on the exploration and development of such properties. In addition, they may be able to afford greater geological expertise in the exploration and exploitation of mineral and oil and gas properties. This competition could result in our competitors having resource properties of greater quality and attracting prospective investors to finance the development of such properties on more favorable terms. As a result of this competition, we may become involved in an acquisition with more risk or obtain financing on less favorable terms.

Government Regulation

The exploration and development of oil and gas properties is subject to various United States federal, state and local governmental regulations. Our company may from time to time, be required to obtain licenses and permits from various governmental authorities in regards to the exploration of our property interests.

If our company proceeds with the development of our properties, we anticipate that we will be subject to increased governmental regulation. Matters subject to regulation include discharge permits for drilling operations, drilling and abandonment bonds, reports concerning operations, the spacing of wells, and pooling of properties and taxation. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and gas wells below actual production capacity in order to conserve supplies of oil and gas. The production, handling, storage, transportation and disposal of oil and gas, by-products thereof, and other substances and materials produced or used in connection with oil and gas operations are also subject to regulation under federal, state, provincial and local laws and regulations relating primarily to the protection of human health and the environment. As our company has not proceeded to the development of our properties, we have not incurred any expenditures related to complying with such laws, or for remediation of existing environmental contamination. The requirements imposed by such laws and regulations are frequently changed and subject to interpretation, and we are unable to predict the ultimate cost of compliance with these requirements or their effect on our operations.

Employees

Our company is currently operated by John Legg as our President, Secretary, Treasurer and Chief Executive Officer. We intend to periodically hire independent contractors to execute our exploration and development activities. Our company may hire employees when circumstances warrant. At present, however, our company does not anticipate hiring employees in the near future.

DESCRIPTION OF PROPERTY

Our executive and head offices are located at 1650 – 200 Burrard Street, Vancouver, British Columbia, Canada V6C 3L6. We lease the office on a month-to-month basis at a cost of $2,500 per month We do not have a formal lease agreement. Our current premises are adequate for our current operations and we do not anticipate that we will require any additional premises in the foreseeable future.

We currently hold property interests in three counties in the State of Arkansas, United States, and one property interest in the Province of Ontario, Canada.

ARKANSAS PROPERTIES

As a result of the merger, and by operation of law, our wholly-owned subsidiary acquired all rights under the Oil and Gas Lease Acquisition and Development Agreement dated July 24, 2006, that was entered into by Arkanova Delaware and David Griffin. Pursuant to the terms of the agreement, our subsidiary acquired or is in the process of acquiring from Mr. Griffin and persons or entities controlled by or otherwise associated with Mr. Griffin, leases of mineral rights in 50,000 gross acres (approximately 41,250 net acres), more or less, of prospective oil and gas lands located in Phillips and Monroe Counties, Arkansas.

Leases for the leased lands have a term of five years which will run from the date on which we make the last of the lease bonus payments under the Acquisition and Development Agreement. To date, we have paid for approximately 24,000 of the 50,000 acres. Upon filing of the leases, we will own a 100% working interest in the leased lands. Under the terms of the Acquisition and Development Agreement, we are required to drill and complete, if warranted, not less than 6 wells over the two year period, with the first well commenced within 6 months, from the date on which we make the last of the lease bonus payments under the Acquisition and Development Agreement.

The Acquisition and Development Agreement provides for an area of mutual interest covering all lands situated within Phillips, Monroe and Desha Counties, Arkansas and within 50 miles of the boundary of these counties.

In addition, our wholly-owned subsidiary acquired all rights under an Option to Purchase and Royalty Agreement dated July 24, 2006, that was entered into between Arkanova Delaware and Mr. Griffin, pursuant to which Arkanova Delaware acquired a one year option to acquire leases on an additional 15,000 gross acres (approximately 12,375 net acres), more or less, of prospective oil and gas lands located in Desha County, Arkansas.

MAUN LAKE PROPERTY

Our Maun Lake Property is located in the Maun Lake area of north-western Ontario and consists of one unpatented claim block covering 64 hectares (160 acres). The Maun Lake Property is located on NTS 1:50,000 sheet 42L/07W in the Maun Lake area northwest of Thunder Bay, Ontario. The individual claim details are:

CLAIM	CLAIM	RECORDED	EXPIRY DATE	AREA	AREA
NAME	NUMBER	HOLDER	DD/MM/YY *	HECTARES	ACRES

Maun Lake	TB 1196524	R.T. Heard	10/07/2006	64	160

		TOTAL (Hectares / Acres)		64	160

We optioned the Maun Lake Property pursuant to an Option to Purchase and Royalty Agreement dated May 7, 2005, as amended, that we entered into with Richard T. Heard, a non-related party and the beneficial owner of the claim.

Under the terms of the Option to Purchase and Royalty Agreement, we can acquire a 100% interest in the Maun Lake Property by expending of a total of CAD$175,000 through a three-phase exploration program as follows:

  exploration expenditures of a minimum of CAD$25,000, by October 31, 2006, which expenditures have been paid and completed by our company;

  exploration expenditures of a further CAD$50,000, for an aggregate minimum exploration expense of CAD$75,000, by December 31, 2007; and

  exploration expenditures of a further CAD$100,000, for an aggregate minimum exploration expense of CAD$175,000, by December 31, 2008.

Upon earning the 100% interest, Mr. Heard will retain a 3% net smelter returns royalty. After January 1, 2010, and for as long as we retain an interest in the Maun Lake Property, we are required to make advance royalty payments of CAD$50,000 per year to Mr. Heard.

Net smelter returns refers to the net proceeds received by us from any smelter or other purchaser from the sale of any ores, concentrates or minerals produced from the Maun Lake Property without encumbrances. The noted payments are advances against that royalty. In the event that we sell or transfer our interest to a third party, that party will assume the obligations under the net smelter returns provision of the option agreement.

To keep the claim in good standing, such that it does not expire, we must begin exploration on or before July 9, 2008, or pay $1,600 to prevent the claim from reverting to the Government of British Columbia.

There are no parks or developments that would interfere with exploration for or exploitation of any mineral deposits that might be located on the claim. There are no disputes as to title or liens registered on the claim.

Location and Access

The Maun Lake property is 300 kilometres northeast of Thunder Bay and 75 kilometres north of Geraldton in northwest Ontario. More precisely, the property is situated north of Esnagami Lake and east of O’Sullivan Lake some 33 km north-northwest of Nakina which is on the CN Rail main line. Coordinates for the centre of the subject mineral claim are 50 o 17' North and 86 o 50' West in NTS map-area 42L/07W.

Nakina is 67 kilometres by paved highway north of the town of Geraldton which is on the Trans-Canada highway. Excellent secondary logging roads, including the Maun Road, provide access to the property from either of these communities. From Geraldton, access is via the Nakina Highway a distance of 62 kilometres to Highway 643 (O’Sullivan Lake road) and then 30 kilometres to the Maun Road. A short access road to the mineral claim extends north off the Maun Road about 24 kilometres from the O’Sullivan Lake road. Total road distance from Geraldton is approximately 115 kilometres; driving time is 1.5 to 2 hours.

The property is relatively flat with a mean elevation of 1300 feet above sea level. Most of the area has a relief of less than 100 feet. Bedrock is well exposed on most ridges. Gullies, draws and major drainage basins are drift covered. While active logging is underway adjacent to the Maun Road, the claim area remains forest covered with black spruce and lesser poplar. A 1983 forest fire burned most of the higher ground leaving the ridges largely bare. Bedrock is reasonably well exposed throughout the claim area. Low rocky ridges are separated by narrow, swampy areas.

The climate is typical mid latitude continental. Field work is possible year round with access restricted during winter freeze-up and spring thaw.

Geological Setting

The Maun Lake area is within the northern part of the Onaman - Tashota greenstone belt which forms the eastern part of the Wabigoon subprovince. The general area is underlain mainly by pillowed to massive basaltic flows and tuffs with lesser felsic flows and tuffs and metasedimentary rocks. All of the foregoing are intruded by granitic rocks, gabbroic intrusions and some felsic dykes.

The subject mineral claim is underlain by an east-northeast, strongly deformed sequence of mafic pillow lavas, flow-banded felsic volcanic rocks and lesser metasediments. Diorite/gabbro dykes and sills are widespread. All of these factors when taken together point to the possibility that copper and gold bearing sulphide mineralization may be found on the claim.

2005 Geological Program

We completed the field work on the first phase of our planned exploration program in September, 2005 and received a report on the results of that work in May, 2006. Details of the field work on the Maun Lake Property indicates that the Phase I program undertaken in September, 2005 did not return the results we were initially seeking within the borders of the claim.

The program consisted of the establishment of a full grid of the area, an airborne electromagnetic and magnetic survey of the claim including an area one kilometre north, south, east and west of the claim boundaries, the taking of a number of rock, till and geological samples and 470 feet of diamond drilling on five selected targets.

During the drill program, a new showing was located approximately 400 metres northeast of the area of drilling. Hole #3 was drilled to test a down dip extension of the mineralization in drill hole #2 and failed to show the continuity. Other holes did intersect several mineralized zones and while some continuity was confirmed along strike of the surface showings, it was not demonstrated well down-dip. In addition, our survey identified two electromagnetic conductive zones north and west of the current claim.

In view of the extension of favourable geology well beyond the boundaries of the current claim, plus the presence of several sulphide zones east, west and north of the claim, it was recommended to us that we seek to acquire additional claims prior to the initiation of further work in the Maun Lake area. The staking of an additional 40 to 50 mining claim units extending east, west and north of the current claim was recommended at a cost of approximately CAD$18,000. The new claims would then be subjected to a two phase exploration program at a cost of CAD$230,000. We are currently determining whether to proceed with these recommendations or whether we will focus solely on our property interests in the State of Arkansas.

PLAN OF OPERATION

On March 1, 2007, we closed the Agreement and Plan of Merger whereby we acquired, by way of merger, property interests in the Phillips, Monroe and Desha Counties in the State of Arkansas, United States. As a result of the acquisition of such assets, the financial information set out below is derived entirely from the pro forma financial statements included in this current report which combine the financial information of our company and Arkanova Delaware as at December 31, 2006. You should read the following plan of operation together with the pro forma financial statements, the audited financial statements of Arkanova Delaware for the period ended September 30, 2006 and the unaudited financial statements of Arkanova Delaware for the period ended December 31, 2006 that are included in this current report. This discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results may differ materially from those anticipated in these forward-looking statements.

Company Overview

On October 20, 2006, we entered into an Agreement and Plan of Merger with Acquisition Corp. and Arkanova Delaware. The closing of the transactions contemplated in the Agreement and Plan of Merger, including the merger of Arkanova Delaware with and into Acquisition Corp., with Acquisition Corp. carrying on as the surviving corporation, occurred on March 1, 2007. In accordance with the closing of the Agreement and Plan of Merger, all of the issued and outstanding common shares in the capital of Arkanova Delaware have been cancelled, and the former shareholders of Arkanova Delaware have been issued an aggregate of 13,000,000 common shares in the capital of our company. As a result of the Agreement and Plan of Merger being accounted for as a reverse merger, our year end has changed to September 30.

We are an exploration stage company engaged in the acquisition, exploration and, if warranted, development of prospective oil and gas properties as well as mineral properties. Prior to the closing of the Agreement and Plan of Merger, we held one property interest, being our Maun Lake Property located in the Province of Ontario, Canada. Following the closing of the Agreement and Plan of Merger on March 1, 2007, and the resulting merger of Arkanova Delaware into Acquisition Corp., we obtained property interests in oil and gas properties located in three counties in the State of Arkansas, United States. Management has determined that these property interests, and the oil and gas industry in general, offer an opportunity for our company to maximize shareholder value. Although management has not decided whether we will pursue our interests in the Maun Lake Property in Ontario, Canada, management has decided to focus on the exploration and development of our property interests in the Phillips, Monroe and Desha Counties, located in the State of Arkansas. As a result, all of our discussion in regards to our plan of operation is in reference to our property interests in Phillips and Monroe Counties, Arkansas. Please refer to the information under the heading "Description of Property" for a detailed description of our property interests.

Plan of Operations

As of December 31, 2006, our company had cash of $2,198,952 and working capital of $2,203,933 on a pro forma basis. We estimate our operating expenses and working capital requirements for the next twelve period to be as follows:

Estimated Expenses For the Next Twelve Month Period
Lease Acquisition Costs	$$7,750,000
Operating Expenses
Exploration Costs	$7,500,000
Employee and Consultant Compensation	$250,000
Professional Fees	$250,000
General and Administrative Expenses	$250,000
Total	$16,000,000

Exploration Costs

We estimate that our exploration costs on our property interests will be approximately $7,500,000 during the next twelve months, which will include acquiring 2D and, if necessary, 3D seismic on our property interests as well as drilling and completing three to four exploratory wells. Under the terms of our Acquisition and Development Agreement, we are required to commence drilling of our first well within six months, and are required to drill five additional wells within 24 months, of the date on which we make the last of the lease bonus payments under the agreement. We expect that the total cost of these wells, together with the seismic program, will be approximately $15,000,000. We will need to obtain additional equity funding, and possibly additional debt funding as well, in order to be able to obtain these funds. Alternatively, we may be required to farmout a working interest in some of our acreage to a third party. There is no guarantee that we will be able to raise sufficient additional capital or alternatively that we will be able to negotiate a farmout arrangement on terms acceptable to us.

Date	Objective

April 1, 2007	Pay Drilling Rig Deposit; Commence Seismic Program

May 1, 2007	Complete Lease Bonus Obligations under Acquisition and Development Agreement

June 1, 2007	Complete 2D Seismic Program

July 23, 2007	Determine whether or not to exercise Deshea Option

September 1, 2007	Secure financing for drilling activities

October 1, 2007	Commence drilling first well on the Leased Lands

Employee and Consultant Compensation

Given the early stage of our development and exploration properties, we intend to continue to outsource our professional and personnel requirements by retaining consultants on an as needed basis. We estimate that our consultant and related professional compensation expenses for the next twelve month period will be approximately $250,000.

Professional Fees

We expect to incur on-going legal expenses to comply with our reporting responsibilities as public company under the United States Securities Exchange Act of 1934, as amended. We estimate our legal and accounting expenses for the next fiscal year to be approximately $250,000.

General and Administrative Expenses

We anticipate spending $250,000 on general and administrative costs in the next twelve month period. These costs primarily consist of expenses such as lease payments, office supplies and office equipment.

LIQUIDITY AND CAPITAL RESOURCES

Our company's principal cash requirements are for exploration expenses which we anticipate will rise as we proceed to determine the feasibility of developing our current or future property interests.

Capital Resources

As of December 31, 2006, we had working capital of $2,203,933 on a pro forma basis. We have suffered recurring losses from inception. The ability of our company to meet our financial liabilities and commitments is primarily dependent upon the continued financial support of our directors and shareholders, the continued issuance of equity to new shareholders, and our ability to achieve and maintain profitable operations.

Management believes that our company's cash and cash equivalents and cash provided by operating activities will not be sufficient to meet our working capital requirements for the next twelve month period. We estimate that we will require an additional $15,000,000 over the next twelve month period to fund our operating cash shortfall. Our company plans to raise the capital required to satisfy our immediate short-term needs and additional capital required to meet our estimated funding requirements for the next twelve months primarily through the private placement of our equity securities. There is no assurance that our company will be able to obtain further funds required for our continued working capital requirements.

There is substantial doubt about our ability to continue as a going concern as the continuation of our business is dependent upon obtaining further long-term financing, successful exploration of our property interests, the identification of reserves sufficient enough to warrant development, successful development of our property interests and, finally, achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

Due to the uncertainty of Arkanova Delaware’s ability to meet its current operating and capital expenses, in their report on Arkanova Delaware’s audited financial statements for the period ended September 30, 2006, Arkanova Delaware's independent auditors included an explanatory paragraph regarding substantial doubt about its ability to continue as a going concern. Arkanova Delaware's statements contain additional note disclosures describing the circumstances that lead to this disclosure by its independent auditors.

Capital Expenditures

Other than as required under the terms of the Acquisition and Development Agreement and the Option to Purchase and Royalty Agreement, as of March 1, 2007, our company does not have any material commitments for capital expenditures and management does not anticipate that our company will spend additional material amounts on capital expenditures in the near future.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

SIGNIFICANT ACCOUNTING POLICIES

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities.

We believe that the estimates, assumptions and judgments involved in the accounting policies described below have the greatest potential impact on our financial statements, so we consider these to be our critical accounting policies. Because of the uncertainty inherent in these matters, actual results could differ from the estimates we use in applying the critical accounting policies. Certain of these critical accounting policies affect working capital account balances, including the policies for revenue recognition, allowance for doubtful accounts, inventory reserves and income taxes. These policies require that we make estimates in the preparation of our financial statements as of a given date.

Within the context of these critical accounting policies, we are not currently aware of any reasonably likely events or circumstances that would result in materially different amounts being reported.

Oil and Gas Properties

We utilize the full-cost method of accounting for petroleum and natural gas properties. Under this method, we capitalize all costs associated with acquisition, exploration and development of oil and natural gas reserves, including leasehold acquisition costs, geological and geophysical expenditures, lease rentals on undeveloped properties and costs of drilling of productive and non-productive wells into the full cost pool on a country by country basis. As of December 31, 2006, we had no properties with proven reserves. When we obtain proven oil and gas reserves, capitalized costs, including estimated future costs to develop the reserves proved and estimated abandonment costs, net of salvage, will be depleted on the units-of-production method using estimates of proved reserves. The costs of unproved properties are not amortized until it is determined whether or not proved reserves can be assigned to the properties. Until such determination is made, we assess annually whether impairment has occurred, and include in the amortization base drilling exploratory dry holes associated with unproved properties.

We apply a ceiling test to the capitalized cost in the full cost pool. The ceiling test limits such cost to the estimated present value, using a ten percent discount rate, of the future net revenue from proved reserves, based on current economic and operating conditions. Specifically, we compute the ceiling test so that capitalized cost, less accumulated depletion and related deferred income tax, do not exceed an amount (the ceiling) equal to the sum of: (A) The present value of estimated future net revenue computed by applying current prices of oil and gas reserves (with consideration of price changes only to the extent provided by contractual arrangements) to estimated future production of proved oil and gas reserves as of the date of the latest balance sheet presented, less estimated future expenditures (based on current cost) to be incurred in developing and producing the proved reserves computed using a discount factor of ten percent and assuming continuation of existing economic conditions; plus (B) the cost of property not being amortized; plus (C) the lower of cost or estimated fair value of unproven properties included in the costs being amortized; less (D) income tax effects related to differences between the book and tax basis of the property.

For unproven properties, we exclude from capitalized costs subject to depletion, all costs directly associated with the acquisition and evaluation of the unproved property until it is determined whether or not proved reserves can be assigned to the property. Until such a determination is made, we assess the property at least annually to ascertain whether impairment has occurred. In assessing impairment, we consider factors such as historical experience and other data such as primary lease terms of the property, average holding periods of unproved property, and geographic and geologic data. We add the amount of impairment assessed to the cost to be amortized subject to the ceiling test. As of December 31, 2006, all of our oil and gas properties were unproved and were excluded from amortization.

REPORTS TO SECURITY HOLDERS

We are not required to deliver an annual report to our shareholders but will voluntarily send an annual report, together with our annual audited financial statements. We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission and our filings are available to the public over the internet at the Securities and Exchange Commission's website at http://www.sec.gov.

The public may read and copy any materials filed by us with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room at 100 F Street N.E. Washington D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-732-0330.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

The following table sets forth, as of March 1, 2007, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock, as well as by each of our current directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(1)
John Legg President, Secretary, Treasurer, Chief Executive Officer and Director 1650 – 200 Burrard Street Vancouver, British Columbia Canada V6C 3L6	400,000	1.3%
Christian Russenberger Meierhofrain 36 Waedsenswil Switzerland CH-8820	2,375,000(2)	7.68%
Directors and Executive Officers as a Group (1 person)	400,000	1.3%

(1)

Based on 30,932,500 shares of common stock issued and outstanding as of March 1, 2007. Except as otherwise indicated, we believe that the beneficial owner of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)

Mr. Russenberger holds 700,000 common shares directly and 1,675,000 common shares indirectly through Global Project Finance AG. Mr. Russenberger holds all of the common shares of Global Project Finance AG.

MANAGEMENT

Directors and Executive Officers, Promoters and Control Persons

The following individuals serve as the directors and executive officers of our company and our operating subsidiary. All directors of our company and our subsidiary hold office until the next annual meeting of our shareholders or until their successors have been elected and qualified. The executive officers of our company and our operating subsidiary are appointed by our board of directors and hold office until their death, resignation or removal from office.

Name	Position Held with our Company	Age	Date First Elected or Appointed
John Legg	President, Secretary, Treasurer, Chief Executive Officer and Director	40	March 1, 2007

BUSINESS EXPERIENCE

The following is a brief account of the education and business experience during at least the past five years of each director, executive officer and key employee of our company and the executive officer and director of our subsidiary, indicating the person's principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

John Legg, President, Secretary, Treasurer, Chief Executive Officer and Director

Mr. Legg has practiced as a barrister and solicitor in private practice for more than 10 years and has experience in natural resources law, securities and corporate finance law, corporate law and mergers and acquisitions. Mr. Legg is a member of the Law Society of British Columbia and the Business and Securities Law Subsections of the Canadian Bar Association.

Committees of the Board

All proceedings of our board of directors were conducted by resolutions consented to in writing by all the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the corporate laws of the State of Delaware and the bylaws of our company, as valid and effective as if they had been passed at a meeting of the directors duly called and held.

Our company currently does not have nominating, compensation or audit committees or committees performing similar functions nor does our company have a written nominating, compensation or audit committee charter. Our board of directors does not believe that it is necessary to have such committees because it believes that the functions of such committees can be adequately performed by the board of directors.

Our company does not have any defined policy or procedure requirements for shareholders to submit recommendations or nominations for directors. The board of directors believes that, given the early stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our company does not currently have any specific or minimum criteria for the election of nominees to the board of directors and we do not have any specific process or procedure for evaluating such nominees. The board of directors assesses all candidates, whether submitted by management or shareholders, and makes recommendations for election or appointment.

A shareholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our Chief Executive Officer, at the address appearing on the first page of this current report.

Audit Committee Financial Expert

Our board of directors has determined that we do not have a board member that qualifies as an "audit committee financial expert" as defined in Item 401(e) of Regulation S-B, nor do we have a board member that qualifies as "independent" as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the NASD Rules.

We believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The board of directors of our company does not believe that it is necessary to have an audit committee because our company believes that the functions of an audit committees can be adequately performed by our board of directors. In addition, we believe that retaining an independent director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development.

Family Relationships

There are no family relationships between any of our directors or executive officers.

Involvement in Certain Legal Proceedings

None of our directors, executive officers, promoters or control persons have been involved in any of the following events during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

EXECUTIVE COMPENSATION

The particulars of compensation paid to the following persons: (i) our Chief Executive Officer; (ii) each of our four most highly compensated executive officers who were serving as executive officers at the end of the most recently completed financial year ended June 30, 2006, and whose total salary and bonus exceeds $100,000 per year; and (iii) any additional individuals for whom disclosure would have been provided under (ii) but for the fact that the individual was not serving as our executive officer at the end of the most recently completed financial year who we will collectively refer to as the named executive officers, of our three most recently completed fiscal years ended June 30, 2006, are set out in the following summary compensation table.

		Annual Compensation			Long Term Compensation		Pay- outs
Name and Principal Position	Year	Salary	Bonus	Other Annual Compen- sation	Securities Under Options/ SAR's Granted	Restricted Shares or Restricted Share Units	LTIP Pay- outs
Brian C. Doutaz (1) President and Director	2006 2005 2004	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil
James M. Hutchison(2) Treasurer, Secretary and Director	2006 2005 2004	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil

(1)

Mr. Doutaz was appointed as our President and a director on September 6, 2001 and resigned from such positions on March 1, 2007, when John Legg was appointed sole director and officer of our company following the closing of the Agreement and Plan of Merger.

(2)

Mr. Hutchinson was appointed as our Treasurer, Secretary and a director on October 23, 2001 and resigned from such positions on March 1, 2007, when John Legg was appointed sole director and officer of our company following the closing of the Agreement and Plan of Merger.

No executive officer of our company received annual salary and bonus in excess of $100,000 for our company's prior fiscal year ended June 30, 2006. During such time, we did not pay any salaries or bonuses to any of our executive officers.

Employment Contracts and Termination of Employment Arrangements

On March 1, 2007, we entered into a Consulting Agreement with John Legg, our sole officer and director, pursuant to which we retained Mr. Legg's services for a 12 month term at a cost of $10,000 per month. In the event that the Consulting Agreement is terminated without cause by our company, Mr. Legg is entitled to a lump sum payment equal to a payment of the greater of (i) $60,000 or (ii) a payment of $10,000 multiplied by the number of months remaining in the current term of his contract. In the event that there is a change of control of our company (as further defined in the Consulting Agreement), and upon receipt of a written request from Mr. Legg, our company is required to pay a lump sum to Mr. Legg equal to $120,000.

Other than our Consulting Agreement with John Legg, there are no employment agreements between our company or our wholly-owned subsidiary and their respective executive officers. In addition, there are no compensatory plans or arrangements with any person, other than John Legg, for payments to be made to such executive officers following the retirement, resignation or termination of any executive officer's employment with our company.

Stock Option Plan

Currently, our company does not have a stock option plan in favor of any director, officer, consultant or employee of our company.

Stock Options/SAR Grants

Our company did not grant any options or stock appreciation rights during our fiscal year ended June 30, 2006.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Values

There were no options exercised during our fiscal year ended June 30, 2006 by any officer or director of our company.

Directors Compensation

We reimburse our directors for expenses incurred in connection with attending board meetings but did not pay director's fees or other cash compensation for services rendered as a director during our fiscal year ended June 30, 2006.

We have no present formal plan for compensating our directors for their service in their capacity as directors. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. The board of directors may award special remuneration to any director undertaking any special services on behalf of our company other than services ordinarily required of a director. Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of the directors or executive officers of our company or any associate or affiliate of our company during the last two fiscal years, is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Other than set out below, we have not been a party to any transaction, proposed transaction, or series of transactions during the last two years in which the amount involved exceeded $60,000, and in which, to our knowledge, any of the following persons had, or is to have, a direct or indirect material interest: a director or executive officer of our company; a nominee for election as a director of our company; a beneficial owner of more than five percent of the outstanding shares of our common stock; or any member of the immediate family of any such person.

Related party transactions in the normal course of operations and are recorded at amounts established and agreed to between the related parties.

Our Company

Our company's former President contributed office space to our company from inception through March 31, 2006. The office space was valued at $100 per month based on the market rate in the local area and is set out in the financial statements that are included in our Form 10-QSB that was filed with the Securities and Exchange Commission on February 14, 2007 as contributed rent expense with a corresponding credit to additional paid-in capital. On April 1, 2006, our company began renting office space on a month-to-month basis at a cost of $200 per month.

Our former President contributed administrative services to our company. The time and effort was recorded based on the prevailing rates for such services, which equaled $50 per hour based on the level of services performed. The services were reported as contributed administrative services with a corresponding credit to additional paid-in capital.

During February 2004, March 2005, April 2005, and June 2005, our former President advanced our company $25,000, $5,000, $5,000 and $1,000, respectively, for working capital. The loans did not carry an interest rate and were due on demand. During August 2005, our company repaid our former President all $36,000 from proceeds received through the issuance of our common stock.

On June 5, 2006, a shareholder advanced our company $7,000 for working capital. The advance did not carry an interest rate and was due on demand. Our company repaid the shareholder all $7,000 on June 28, 2006.

On March 1, 2007 we acquired all of the issued and outstanding shares of Arkanova Delaware in exchange for 13,000,000 shares of our common stock. Global Project Finance AG, a company owned by Christian Russenberger was issued 1,050,000 shares of our common stock in this transaction, with a value of $840,000. Also on March 1, 2006 Global Project Finance AG was issued 625,000 shares of our common stock in a private placement for gross proceeds to us of $500,000.

We have also agreed to pay to CR Innovations AG, a company owned by Christian Russenberger, finder’s fees in connection with the financing which closed on March 1, 2007 of $200,000 cash and 312,500 share purchase warrants. Each warrant entitles the holder to acquire one share of our common stock from March 1, 2008 to March 1, 2010 at a price of $1.00 per share.

Arkanova Delaware

During the period ended December 31, 2006, Arkanova Delaware imputed an expense of $18,000 for donated services provided by a director, with a fair value of $6,000 per month. During the period ended December 31, 2006, Arkanova Delaware also paid management fees of $18,000 to a director.

Arkanova Delaware reimbursed a shareholder for $203,203 for $170,000 of exploration and development expenditures and $33,203 of travel expenses incurred prior to incorporation.

DESCRIPTION OF SECURITIES

We are authorized to issue 1,000,000,000 common shares with a par value of $0.001 per share. As at March 1, 2007 we had 30,932,500 common shares issued and outstanding. Upon liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share ratably in all net assets available for distribution to stockholders after payment to creditors. The common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There are no cumulative voting rights.

As of March 1, 2007, there are 631,250 share purchase warrants issued and outstanding. Each warrant entitles the holder to acquire one share of our common stock from March 1, 2008 to March 1, 2010 at a price of $1.00 per share. In the event that the shares underlying the warrants are not registered at the time of exercise, the warrants may be exercised on a cashless basis. However, if the reason the shares underlying the warrants are not registered is due to the refusal of the warrant holder to provide our company with the information necessary to register the shares, the warrant holders will not be able to exercise the warrants on a cashless basis.

The holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as our board of directors may from time to time determine. Holders of common stock will share equally on a per share basis in any dividend declared by our board of directors. We have not paid any dividends on our common stock and do not anticipate paying any cash dividends on such stock in the foreseeable future.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The closing price of our common stock, as reported by the NASD OTC Bulletin Board on March 1, 2007, was $1.15.

Our common shares are quoted for trading on the OTC Bulletin Board under the symbol "AKVA". The following quotations obtained from stockwatch.com reflect the highs and low bids for our common stock based on inter-dealer prices, without retail mark-up, mark-down or commission an may not represent actual transactions. The high and low bid prices of our common stock for the periods indicated below are as follows:

National Association of Securities Dealers OTC Bulletin Board(1)
Quarter Ended	High	Low
December 31, 2006	1.30	0.70
September 30, 2006	N/A	N/A
June 30, 2006	N/A	N/A

National Association of Securities Dealers OTC Bulletin Board(1)
March 31, 2006	N/A	N/A
December 31, 2005	N/A	N/A
September 30, 2005	N/A	N/A
June 30, 2005	N/A	N/A
March 31, 2005	N/A	N/A
December 31, 2004	N/A	N/A
September 30, 2004	N/A	N/A

(1)

Over-the-counter market quotations reflect inter-dealer prices without retail mark-up, mark-down or commission, and may not represent actual transactions. There were no quotations reported for our shares of common stock as reported on stockwatch.com prior to November 2006.

Holders of our Common Stock

Our common shares are issued in registered form. The transfer agent and registrar for our common stock is Pacific Stock Transfer Company, located at 500 East Warm Springs Road, Las Vegas, Nevada (Telephone: (702) 361-3033; Facsimile: (702) 433-1979. Following the closing of the Agreement and Plan of Merger, and as of March 1, 2007, there were 30,932,500 common shares issued and outstanding held by 39 shareholders of record.

Dividends

We have not paid dividends on our common stock in the past and do not anticipate paying dividends in the near future. We intend to retain earnings, if any, for use in our business and do not anticipate paying any cash dividends. Our directors will determine if and when dividends should be declared and paid in the future based on our financial position at the relevant time. All of our shares of common stock are entitled to an equal share in any dividends declared and paid.

Securities Authorized for Issuance Under Equity Compensation Plans

We do not have any equity compensation plans in place.

LEGAL PROCEEDINGS

We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered beneficial shareholder are an adverse party or has a material interest adverse to us.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On March 1, 2007, we issued an aggregate of 13,000,000 shares of our common stock in consideration of all of the issued and outstanding common stock of Arkanova Delaware pursuant to the terms of the Agreement and Plan of Merger dated October 20, 2006 and as more particularly described in Item 2.01 above. These shares were issued in reliance upon the exemptions from registration provided by Rule 506 of Regulations D and Regulations S as the purchasers represented to us that they were either accredited investors as that term is defined in Regulation D or that they were not “U.S. Persons” as that term is defined in Regulation S.

In addition, on March 1, 2007, we issued an aggregate of 6,312,500 shares of our common stock in consideration of $5,050,000. These shares were issued in reliance upon the exemptions from registration provided by Rule 506 of

Regulations D and Regulations S as the purchasers represented to us that they were either accredited investors as that term is defined in Regulation D or that they were not “U.S. Persons” as that term is defined in Regulation S.

In connection with the sale of the 6,312,500 common shares described above, on March 1, 2007 we agreed to pay cash commissions of $364,000 and issue 568,750 share purchase warrants. Each warrant entitles the holder to acquire one share of our common stock from March 1, 2008 to March 1, 2010 at a price of $1.00 per share. In the event that the shares underlying the warrants are not registered at the time of exercise, the warrants may be exercised on a cashless basis. However, if the reason the shares underlying the warrants are not registered is due to the refusal of the warrant holder to provide our company with the information necessary to register the shares, the warrant holders will not be able to exercise the warrants on a cashless basis. These warrants were issued in reliance upon the exemptions from registration provided by Rule 506 of Regulations D and Regulations S as the finders are required to represent to us that they are either accredited investors as that term is defined in Regulation D or that they are not “U.S. Persons” as that term is defined in Regulation S.

ITEM 4.01 CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On March 5, 2007 we dismissed Cordovano & Honeck, LLP as our independent public accountants.

Cordovano & Honeck, LLP’s opinion in their reports on our financial statements for the years ended June 30, 2006 and 2005 expressed substantial doubt with respect to our ability, during those periods, to continue as a going concern.

During the years ended June 30, 2006 and 2005 Cordovano & Honeck, LLP did not issue any other report on our financial statements which contained any adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. Furthermore, during the period from September 6, 2001 (date of incorporation) through June 30, 2006, and the subsequent interim periods preceding March 5, 2007, there were no disagreements with Cordovano & Honeck, LLP within the meaning of Instruction 4 to Item 304 of Regulation S-B under the Securities Exchange Act of 1934 on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Cordovano & Honeck, LLP, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement in connection with any report they might have issued.

On March 5, 2007, our board of directors resolved to engage Malone & Bailey, PC, of Houston, Texas as its independent public accountants effective as at that date. The Registrant did not previously consult with Malone & Bailey, PC regarding any matter, including but not limited to:

  the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant's financial statements; or

  the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant's financial statements; or

  any matter that was either the subject matter of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-B and the related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-B).

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

In connection with the closing of the Agreement and Plan of Merger, John Legg was appointed as the President, Secretary, Treasurer, Chief Executive Officer and a director of our company as of March 1, 2007. A description of Mr. Legg's business experience over the past five years can be found in Item 2.01 of this current report.

There are no definitive arrangements that have been made regarding committees of our company to which John Legg is expected to be named. The appointment of John Legg to our board of directors was prearranged in accordance with the provisions of the Agreement and Plan of Merger dated October 20, 2006 and in compliance with section 14(f) of the Securities Act of 1934, as amended, and Rule 14(f)-1 thereunder. The appointment of Mr. Legg to our board of directors was a condition precedent to the closing of the Agreement and Plan of Merger. Mr. Legg was selected for appointment based on his familiarity and experience with Arkanova Delaware.

27

Apart from the Agreement and Plan of Merger, and the transactions contemplated therein, Mr. Legg has not had a direct or indirect material interest in any transaction of our company during the last two years, or proposed transaction, to which our company was or is to be a party.

Brian C. Doutaz and James M. Hutchison resigned as executive officers and directors of our company on March 1, 2007, immediately following the appointment of Mr. Legg as the President, Secretary, Treasurer, Chief Executive Officer and director. The resignations were a condition of closing of the Agreement and Plan of Merger.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

Management has determined that, as of the closing of the Agreement and Plan of Merger, our company has ceased to be a shell company as defined in Rule 12b-2 of the United States Securities Exchange Act of 1934, as amended. Please refer to Item 2.01 of this current report for information regarding the Agreement and Plan of Merger and the business of our company following the closing date.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

FINANCIAL STATEMENTS

The financial statements of Arkanova Delaware included herein are stated in United States dollars and are prepared in accordance with United States generally accepted accounting principles.

The following financial statements are included in this current report:

Page

Audited financial statements of Arkanova Delaware as of September 30, 2006 and for the period from June 16, 2006 (inception) to September 30, 2006.	F-1

Unaudited financial statements of Arkanova Delaware as of September 30, 2006, for the three month period ended December 31, 2006 and for the period from June 16, 2006 (inception) to December 31, 2006.	F-10

Pro forma financial information for our company and Arkanova Delaware as of December 31, 2006.	F-18

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Arkanova Energy, Inc.
(an Exploration Stage Company)
Houston, Texas

We have audited the accompanying balance sheet of Arkanova Energy, Inc. (an Exploration Stage Company) as of September 30, 2006 and the related statements of expenses, cash flows and changes in stockholders' equity for the period from June 16, 2006 (inception) through September 30, 2006. These financial statements are the responsibility of the Arkanova's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Arkanova as of September 30, 2006, and the results of its operations and its cash flows for the period described in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Arkanova will continue as a going concern. As discussed in Note 2 to the financial statements, Arkanova has suffered losses from operations and has a working capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding these matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Malone & Bailey, PC

Malone & Bailey, PC
www.malone–bailey.com
Houston, Texas

November 30, 2006

Arkanova Energy, Inc.
(An Exploration Stage Company)
Balance Sheet
September 30, 2006

ASSETS
Cash and cash equivalents	$109,569
Prepaid expenses	34,240
Total current assets	143,809
Oil and gas properties - unproven (full cost method of accounting)	6,429,328
Total assets	$6,573,137

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$86,685
Promissory notes payable	1,500,000
Total current liabilities	1,586,685
Contingencies and commitments	-
Stockholders’ Equity
Common Stock, $0.001 par value, 100,000,000 shares authorized,
13,000,000 issued and outstanding	13,000
Additional paid-In capital	5,008,000
Deficit accumulated during the exploration stage	(34,548)
Total stockholders’ equity	4,986,452
Total liabilities and stockholders’ equity	$6,573,137

See accompanying summary of accounting policies
and notes to financial statements.

Arkanova Energy, Inc.
(An Exploration Stage Company)
Statement of Expenses
Period from June 16, 2006 (Inception) Through September 30, 2006

June 16, 2006
(Inception)
through
September 30, 2006

General and administrative expenses	$34,548
Net loss	$(34,548)
Loss per share – basic and diluted	$(0.00)
Weighted average common shares outstanding	8,849,057

See accompanying summary of accounting policies
and notes to financial statements.

Arkanova Energy, Inc.
(An Exploration Stage Company)
Statement of Cash Flows
Period from June 16, 2006 (Inception) Through September 30, 2006

June 16, 2006
(Inception)
through
September 30, 2006
Cash Flows From Operating Activities
Net loss	$(34,548)
Adjustment to reconcile net loss to net cash used in operating activities:
Donated services	18,000
Changes in:
Prepaid expenses	(34,240)
Accounts payable and accrued liabilities	8,027
Net Cash Used in Operating Activities	(42,671)
Cash Flows From Investing Activities
Oil and gas property expenditures	(6,350,670)
Financing Activities
Proceeds from issuance of promissory notes	1,500,000
Proceeds from issuance of common stock	5,003,000
Net Cash Provided by Financing Activities	6,503,000
Net Change in Cash	109,569
Cash and cash equivalents – beginning of period	–
Cash and cash equivalents – end of period	$109,569

Supplemental Disclosures:
Interest paid	$–
Income taxes paid	$–

See accompanying summary of accounting policies
and notes to financial statements.

Arkanova Energy, Inc.
(An Exploration Stage Company)
Statement of Stockholders’ Equity
Period from June 16, 2006 (Inception) Through September 30, 2006

				Deficit
				Accumulated
	Common Stock		Additional	During the
		Par	Paid-in	Exploration
	Shares	Value	Capital	Stage	Totals

Balances at June 16, 2006	–	$–	$–	$–	$–
Proceeds from issuance of stock	13,000,000	13,000	4,990,000	–	5,003,000
Donated services	–	–	18,000	–	18,000
Net loss for the period	–	–	–	(34,548)	(34,548)
Balance – September 30, 2006	13,000,000	$13,000	$5,008,000	$(34,548)	$4,986,452

See accompanying summary of accounting policies
and notes to financial statements.

Arkanova Energy, Inc.
(An Exploration Stage Company)
Notes to Financial Statements

Note 1     Summary of Significant Accounting Policies

Arkanova Energy, Inc. was incorporated in Delaware on June 16, 2006 to acquire, explore and develop oil and gas resource properties. Currently, all properties are located in Arkansas.

a)	Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

b)	Cash and Cash Equivalents

For purposes of the statement of cash flows, Arkanova considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

c)	Foreign Currency Transactions

Arkanova's functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated into United States dollars at rates of exchange in effect at the balance sheet date in accordance with SFAS No. 52, “Foreign Currency Translation”. Non-monetary assets, liabilities and items recorded in income arising from transactions denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction. Foreign currency transactions are primarily undertaken in Canadian dollars. Arkanova has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

d)	Basic and Diluted Net Income (Loss) Per Share

Arkanova computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share." SFAS 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including convertible debt, stock options, and warrants, using the treasury stock method, and convertible securities, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

e)	Financial Instruments

The fair values of financial instruments, which includes cash and cash equivalents, prepaid expenses and accounts payable approximate their carrying values due to the relatively short maturity of these instruments.

f)	Oil and Gas Properties

Arkanova utilizes the full-cost method of accounting for petroleum and natural gas properties. Under this method, Arkanova capitalizes all costs associated with acquisition, exploration and development of oil and natural gas reserves, including leasehold acquisition costs, geological and geophysical expenditures, lease rentals on undeveloped properties and costs of drilling of productive and non-productive wells into the full cost pool on a country by country basis. As of September 30, 2006, Arkanova had no properties with proven reserves. When Arkanova obtains proven oil and gas reserves, capitalized costs, including estimated future costs to develop the reserves proved and estimated abandonment costs, net of salvage, will be depleted on the units-of-production method using estimates of proved reserves. The costs of unproved properties are not amortized until it is determined whether or not proved reserves can be assigned to the properties. Until such determination is made Arkanova assesses annually whether impairment has occurred, and includes in the amortization base drilling exploratory dry holes associated with unproved properties.

Arkanova applies a ceiling test to the capitalized cost in the full cost pool. The ceiling test limits such cost to the estimated present value, using a ten percent discount rate, of the future net revenue from proved reserves, based on current economic and operating conditions. Specifically, Arkanova computes the ceiling test so that capitalized cost, less accumulated depletion and related deferred income tax, do not exceed an amount (the ceiling) equal to the sum of: (A) The present value of estimated future net revenue computed by applying current prices of oil and gas reserves (with consideration of price changes only to the extent provided by contractual arrangements) to estimated future production of proved oil and gas reserves as of the date of the latest balance sheet presented, less estimated future expenditures (based on current cost) to be incurred in developing and producing the proved reserves computed using a discount factor of ten percent and assuming continuation of existing economic conditions; plus (B) the cost of property not being amortized; plus (C) the lower of cost or estimated fair value of unproven properties included in the costs being amortized; less (D) income tax effects related to differences between the book and tax basis of the property.

For unproven properties, Arkanova excludes from capitalized costs subject to depletion, all costs directly associated with the acquisition and evaluation of the unproved property until it is determined whether or not proved reserves can be assigned to the property. Until such a determination is made, Arkanova assesses the property at least annually to ascertain whether impairment has occurred. In assessing impairment Arkanova considers factors such as historical experience and other data such as primary lease terms of the property, average holding periods of unproved property, and geographic and geologic data. Arkanova adds the amount of impairment assessed to the cost to be amortized subject to the ceiling test. As of September 30, 2006, all of Arkanova’s oil and gas properties were unproved and were excluded from amortization.

g)	Long-lived Assets

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the carrying value of intangible assets and other long-lived assets is reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment. Arkanova recognizes impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

h)	Concentration of Risk

Arkanova maintains its cash accounts in one commercial bank located in Vancouver, British Columbia, Canada. Arkanova's cash accounts are uninsured and insured business checking accounts and deposits maintained principally in U.S. dollars. As at September 30, 2006, Arkanova has not engaged in any transactions that would be considered derivative instruments on hedging activities. To date, Arkanova has not incurred a loss relating to this concentration of credit risk.

i)	Income Taxes

Arkanova recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. Arkanova provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

j)	Stock-based Compensation

Arkanova records stock-based compensation in accordance with SFAS 123(R) “Share Based Payments”, using the fair value method. Arkanova has not issued any stock options since its inception.

k)	Recent Accounting Pronouncements

Arkanova does not expect the adoption of recently issued accounting pronouncements to have a significant impact on Arkanova results of operations, financial position or cash flows.

Note 2      Going Concern

Arkanova has been in the exploration stage since its formation in June 2006 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition, exploration and development of oil and gas resource properties. The ability of Arkanova to emerge from the exploration stage with respect to its principal business activity is dependent upon its successful efforts to raise additional equity financing and generate significant revenue. Arkanova has incurred losses of $34,548 since inception. During the period ended September 30, 2006, Arkanova issued promissory notes for cash proceeds of $1,500,000 and 13,000,000 shares of common stock for cash proceeds of $5,003,000. Management plans to raise additional capital through equity and/or debt financings. These factors raise substantial doubt regarding Arkanova’s ability to continue as a going concern.

Note 3      Oil and Gas Properties

The total costs incurred and excluded from amortization at September 30, 2006 are summarized as follows:

			Net Carrying
	Acquisition	Exploration	Value
Arkansas, US properties	$6,116,520	$312,808	$6,429,328
Totals	$6,116,520	$312,808	$6,429,328

All of Arkanova’s oil and gas properties are unproven and are located in the United States. Arkanova is currently participating in oil and gas exploration activities in Arkansas.

(a)

On July 24, 2006, Arkanova agreed to purchase an 82.5% net revenue interest in approximately 50,000 gross acres of prospective oil and gas leases located in Phillips and Monroe Counties, Arkansas in incremental portions not to exceed 8,250 acres over a six month period. Arkanova is paying acquisition costs of $300 per acre. Arkanova is required to drill and complete at least six wells over a period of two years, beginning within six months of the date of acceptance by Arkanova of the last of the oil and gas leases. After Arkanova has purchased 38,400 acres and drilled the required wells, the royalty percentage in the oil and gas leases for all of the acreage in excess of the 38,400 acres, will decrease to 15%, giving Arkanova an 85% net revenue interest. During the three month period ended September 30, 2006, Arkanova paid $6,041,520 for six oil and gas leases. Arkanova agreed to pay a finder’s fee of $150,000, of which $75,000 paid.

(b)

On July 24, 2006, Arkanova purchased an option to acquire approximately 15,000 gross acres in prospective oil and gas leases located in Desha County, Arkansas for $375,000. Arkanova can acquire the leases for an additional $275 per net mineral acre acquired.

Note 4      Promissory Notes

Arkanova issued $1,500,000 of promissory notes, bearing interest at 10%, and due on demand after December 31, 2006. In the event Arkanova does a subsequent debt or equity financing for $5,000,000 or greater before the maturity date, Arkanova will repay the notes plus accrued interest from the proceeds of that financing.

Note 5      Related Party Transactions

(a)	During the period ended September 30, 2006, Arkanova imputed an expense of $18,000 for donated services provided by a Director, with a fair value of $6,000 per month.

(b)	Arkanova reimbursed a shareholder for $203,203 for $170,000 of exploration and development expenditures and $33,203 of travel expenses incurred prior to incorporation.

Note 6      Common Stock

(a)	On July 1, 2006, Arkanova issued 3,000,000 shares of common stock at $0.001 per share for cash proceeds of $3,000.

(b)	On July 21, 2006, Arkanova issued 5,000,000 shares of common stock at $0.20 per share for cash proceeds of $1,000,000.

(c)	On August 8, 2006, Arkanova issued 5,000,000 shares of common stock at $0.80 per share for cash proceeds of $4,000,000.

Note 7      Income Taxes

Arkanova uses the asset and liability method of accounting for deferred income taxes wherein deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes at rates expected to be in effect when the differences are realized. During fiscal 2006, Arkanova incurred net losses and therefore has no current tax liability. The net deferred tax asset generated by Arkanova’s net operating loss carry-forwards has been fully reserved. The cumulative net operating loss carry-forward is approximately $35,000 at September 30, 2006.

At September 30, 2006, deferred tax assets consisted of the following:

Deferred tax assets
Net operating losses	$12,092
Less: valuation allowance	(12,092)

Net deferred tax assets	$-

Note 8      Commitments

(a)

On June 29, 2006, Arkanova hired a geological consulting firm to provide the evaluation, appraisal, exploration or other professional geological and engineering services. During the period ended September 30, 2006, Arkanova paid $170,000, of which $30,000 is included in prepaid expenses.

(b)

Arkanova agreed to pay a finder’s fee of $150,000 related to the oil and gas property described in Note 3(a). During the period ended September 30, 2006, Arkanova paid $75,000. Arkanova must pay an additional $75,000 within 14 days of the completion by Arkanova of the acquisition of substantially all of the property described in Note 3(a).

Arkanova Energy, Inc.
(An Exploration Stage Company)
Balance Sheet
December 31, 2006 and September 30, 2006

	December 31,	September 30,
	2006	2006
ASSETS
Cash and cash equivalents	$647,419	$109,569
Prepaid expenses	30,000	34,240
Total current assets	677,419	143,809
Oil and gas properties, - unproven (full cost method of	7,696,909	6,429,328
accounting)
Total assets	$8,374,328	$6,573,137

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$21,279	$86,685
Accrued liabilities	49,340	-
Promissory notes payable	3,410,790	1,500,000
Total current liabilities	3,481,409	1,586,685
Contingencies and commitments	-	-
Stockholders’ Equity
Common Stock, $0.001 par value, 100,000,000 shares authorized,
13,000,000 issued and outstanding	13,000	13,000
Additional paid-In capital	5,008,000	5,008,000
Deficit accumulated during the exploration stage	(128,081)	(34,548)
Total stockholders’ equity	4,892,919	4,986,452
Total liabilities and stockholders’ equity	$8,374,328	$6,573,137

See accompanying summary of accounting policies
and notes to financial statements.

Arkanova Energy, Inc.
(An Exploration Stage Company)
Statement of Expenses
For the Three Month Period Ended December 31, 2006

		June 16, 2006
	Three Month	( Inception)
	Period Ended	through
	December 31,	September 30,
	2006	2006

General and administrative expenses	$44,966	$79,514
Interest expense	48,567	48,567
Net loss	$(93,533)	$(128,081)

Loss per share – basic and diluted	(0.01)
Weighted average common shares outstanding	13,000,000

See accompanying summary of accounting policies
and notes to financial statements.

Arkanova Energy, Inc.
(An Exploration Stage Company)
Statement of Cash Flows
For the Three Month Period Ended December 31, 2006

		June 16, 2006
	Three Months	( Inception)
	Ended	through
	December 31,	September 30,
	2006	2006
Cash Flows From Operating Activities
Net loss	$(93,533)	$(128,081)
Adjustment to reconcile net loss to net cash used in operating activities:
Donated services	-	18,000
Changes in:
Prepaid expenses	4,240	(30,000)
Accounts payable and accrued liabilities	(37,345)	(29,318)
Net Cash Used in Operating Activities	(126,638)	(169,399)
Cash Flows From Investing Activities
Oil and gas property expenditures	(1,246,302)	(7,596,972)
Financing Activities
Proceeds from issuance of promissory notes	1,910,790	3,410,790
Proceeds from issuance of common stock	-	5,003,000
Net Cash Provided by Financing Activities	1.910.790	8.413.790
Net Change in Cash	537,850	647,419
Cash and cash equivalents – beginning of period	109,569	-
Cash and cash equivalents – end of period	$647,419	$647,419

Supplemental Disclosures:
Interest paid	$–	$–
Income taxes paid	$–	$–

See accompanying summary of accounting policies
and notes to financial statements.

Arkanova Energy, Inc.
(An Exploration Stage Company)
Statement of Stockholders’ Equity
For the Three Month Period Ended December 31, 2006

				Deficit
				Accumulated
	Common Stock		Additional	During the
		Par	Paid-in	Exploration
	Shares	Value	Capital	Stage	Totals

Balances at September 30,
2006	–	$–	$–	$–	$–
Proceeds from issuance of
stock	13,000,000	13,000	4,990,000	–	5,003,000
Donated services	–	–	18,000	–	18,000
Net loss for the period	–	–	–	(34,548)	(34,548)

Balances at September 30, 2006	13,000,000	13,000	5,008,000	(34,548)	4,986,452
Net loss for the period	–	–	–	(93,533)	(93,533)
Balance – December 31, 2006	13,000,000	$13,000	$5,008,000	$(128,081)	$4,892,919

See accompanying summary of accounting policies
and notes to financial statements.

Arkanova Energy, Inc.
(An Exploration Stage Company)
Notes to Financial Statements

Note 1	Summary of Significant Accounting Policies

The accompanying unaudited interim financial statements of Arkanova Energy,, Inc. have been prepared in accordance with accounting principles generally accepted in the United Sates of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with Arkanova’s’s audited 2006 annual financial statements and notes thereto filed with the SEC in this form 8-K. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the result of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements, which would substantially duplicate the disclosure required in Arkanova’s’s 2006 annual financial statements have been omitted.

Use of estimates

The preparation of these financial statements is in conformity with accounting principles generally accepted in the United States of America and requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 2	Going Concern

Arkanova has been in the exploration stage since its formation in June 2006 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition, exploration and development of oil and gas resource properties. The ability of Arkanova to emerge from the exploration stage with respect to its principal business activity is dependent upon its successful efforts to raise additional equity financing and generate significant revenue. Arkanova has incurred losses of $128,081 since inception. During the period ended December 31, 2006, Arkanova issued promissory notes for cash proceeds of $1,910,790 and 13,000,000 shares of common stock for cash proceeds of $5,003,000. Management plans to raise additional capital through equity and/or debt financings. These factors raise substantial doubt regarding Arkanova’s ability to continue as a going concern.

Note 3	Promissory Notes

Arkanova issued $1,910,790 of promissory notes, bearing interest at 5%, and due on demand. The principal amounts with simple interest from the date of advance are payable at maturity, both before and after demand, until actual payment is made. Upon closing of the Merger Agreement dated October 20, 2006 (Note 8) any and all past and future interest on the notes will be forgiven and waived. Accrued interest of $11,581 is included in accrued liabilities.

Note 4	Related Party Transactions

(a)	During the period ended September 30, 2006, Arkanova imputed an expense of $18,000 for donated services provided by a Director, with a fair value of $6,000 per month.

(b)	Arkanova reimbursed a shareholder for $203,203 for $170,000 of exploration and development expenditures and $33,203 of travel expenses incurred prior to incorporation.

Note 5	Merger Agreement

Arkanova entered into an agreement and plan of merger (the “Merger Agreement”) dated October 20, 2006 with Arkanova Energy Corporation (formerly Alton Ventures, Inc.), and Arkanova Acquisition Corp. (“Acquisition Corp.”), a Delaware corporation and wholly-owned subsidiary of Arkanova Energy Corporation incorporated for the sole purpose of effecting the merger. Pursuant to the terms of the Merger Agreement, Arkanova will merge with and into Acquisition Corp., with Acquisition Corp. carrying on as the surviving corporation, all of the issued and outstanding common stock in the capital of Arkanova will be immediately cancelled, and the former shareholders of Arkanova will be issued a total of 13,000,000 common stock in the capital of Arkanova Energy Corporation. The agreement and plan of merger closed March 1, 2007.

Arkanova Energy Corporation
(formerly Alton Ventures, Inc.)
Pro Forma Consolidated Balance Sheet
(expressed in U.S. dollars)
(Unaudited)

	Arkanova
	Energy
	Corporation	Arkanova		Pro Forma	Pro Forma
	(formerly Alton	Energy,		Adjustments	Consolidated
	Ventures, Inc.)	Inc.		Note 2	Balance Sheet
	December 31,	December 31,
	2006	2006
Assets
Current Assets			f)	1,550,000
Cash	33	647,419	g)	1,500	2,198,952
Note Receivable	1,912,290	–	g)	(1,912,290)	–
Accrued Interest Receivable	11,581	–	g)	(11,581)	–
Deferred Offering Costs	36,069	–		–	36,069
Other assets	–	30,000	h)	364,000	394,000

Total Current Assets	1,959,973	677,419		(8,371)	2,629,021
Oil and gas properties, unproven	–	7,696,909		–	7,696,909

Total Assets	1,959,973	8,374,328		(8,371)	10,325,930

Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities
Accounts payable and accrued liabilities	2,050	59,038	h)	364,000	425,088
			g)	(1,910,790)
Note payable	–	3,410,790	f)	(1,500,000)	–
Accrued interest payable	–	11,581	g)	(11,581)	–
Refundable common stock subscriptions	2,000,000	–	f)	(2,000,000)	–

Total Liabilities	2,002,050	3,481,409	f)	(5,058,371)	425,088

Commitments (Note 1)
Stockholders’ Equity (Deficit)
			a)	21,620
			b)	13,000
			c)	(13,000)
			e)	(10,000)
Common stock	21,620	13,000	f)	6,312	52,552

			a)	(21,620)
			b)	(13,000)
			c)	13,000
			d)	(134,239)
			e)	10,000
Additional paid-in capital	70,542	5,008,000	f)	5,043,688	9,976,371

Accumulated other comprehensive income	335	–	d)	(335)	–
Accumulated deficit	(134,574)	(128,081)	d)	134,574	(128,081)

Total Stockholders’ Equity (Deficit)	(42,077)	4,892,919		5,050,000	9,900,842

Total Liabilities and Stockholders’ Equity (Deficit)	1,959,973	8,374,328		(8,371)	10,325,930

The accompanying notes are an integral part of these pro forma consolidated financial statements.

Arkanova Energy Corporation
(formerly Alton Ventures, Inc.)
Notes to the Pro Forma Consolidated Financial Statements
(expressed in U.S. dollars)
(Unaudited)

1.	Basis of Presentation

The unaudited pro forma consolidated balance sheet as of December 31, 2006 of Arkanova Energy Corporation (the “Company”) are based on the Company’s unaudited financial statements as of December 31, 2006 and on Arkanova Energy, Inc.’s (“Arkanova”) unaudited financial statements as of December 31, 2006.

The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and the notes thereto of the Company for the year ended June 30, 2006 as included in the Company’s Annual Form 10-KSB.

The unaudited pro forma consolidated balance sheet gives effect to the acquisition of Arkanova as if it had occurred on December 31, 2006. The unaudited pro forma consolidated statement of operations gives effect to the acquisition of Arkanova as if it had occurred at the start of the fiscal periods beginning on July 1, 2006 for the Company and June 16, 2006 for Arkanova. These unaudited pro forma consolidated financial statements are not necessarily indicative of the financial position or results of operations, which would have resulted if the combination and related transactions had actually occurred on those dates.

Pro forma condensed income statements incorporating Arkanova’s income statements for the prior fiscal year and most recent interim period have not been provided as they would not be meaningful because the operations of Arkanova, the legal acquirer, were discontinued as of the effective date.

2.	Acquisition of Arkanova

On November 1, 2006, Alton changed its name from Alton Ventures, Inc. to Arkanova Energy Corporation and effected a forward stock split on a two new shares for one old share basis. The Company entered into an agreement and plan of merger (the “Merger Agreement”) dated October 20, 2006 with Arkanova, a private Delaware corporation and Arkanova Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company incorporated for the sole purpose of effecting the merger. Pursuant to the terms of the Merger Agreement, Arkanova merged with and into Acquisition Corp., with Acquisition Corp. carrying on as the surviving corporation, all of the issued and outstanding common stock in the capital of Arkanova was immediately cancelled, and the former shareholders of Arkanova were issued a total of 13,000,000 post-stock split common stock in the capital of the Company. In addition, the President of the Company will return 10,000,000 shares of common stock of the Company to treasury for cancellation for no consideration.

The merger occurred on March 1, 2007. The Company will carry on the business of Arkanova, which is engaged in acquiring, exploring and developing oil and gas properties. Completion of the acquisition resulted in Arkanova being deemed the acquirer for accounting purposes. The financial statements of Arkanova, the accounting acquirer, will become those of the surviving entity. This transaction has been treated as a recapitalization of Arkanova. The recapitalization is reflected with the issuance of shares of Arkanova, represented by the outstanding common stock of the Company, in exchange for the assets and liabilities of the Company.

3.	Pro Forma Adjustments

The unaudited pro forma consolidated financial statements include the following pro forma adjustments:

a)	To record the 2:1 forward stock split effected on November 1, 2006.

b)	To record the issuance of 13,000,000 post-split shares of the Company’s common stock to acquire 100% of the issued and outstanding shares of Arkanova.

c)	To eliminate the Company’s common stock.

d)	To eliminate the Company’s retained deficit.

e)	To record the return and cancellation of 10,000,000 post-split shares of common stock by the Company’s President.

f)	To record the $5,050,000 equity financing.

g)	To eliminate the Notes receivable and Notes payable between the companies and accrued interest to December 31, 2006.

h)	To record the commission payable related to the $5,050,000 equity financing.

EXHIBITS

Copies of the following documents are included as exhibits to this current report pursuant to Item 601 of Regulation S-B:

Exhibit
Number	Description

(2)	Plan of Purchase, Sale, Reorganization, Arrangement, Liquidation or Succession

2.1

Agreement and Plan of Merger dated October 20, 2006, among our company, Acquisition Corp. our wholly owned subsidiary and Arkanova Delaware (incorporated by reference from our Current Report on Form 8-K filed on October 23, 2006)

(3)	Articles of Incorporation and Bylaws

3.1	Articles of Incorporation (incorporated by reference from our Registration Statement on Form SB-2 filed on August 19, 2004)

3.2	Bylaws (incorporated by reference from our Registration Statement on Form SB-2 filed on August 19, 2004)

3.3	Articles of Merger filed with the Secretary of State of Nevada on October 17, 2006 (incorporated by reference from our Current Report on Form 8-K filed on November 1, 2006)

3.4	Certificate of Change filed with the Secretary of State of Nevada on October 17, 2006 (incorporated by reference from our Current Report on Form 8-K filed on November 1, 2006)

(10)	Material Contracts

10.1

Option to Purchase and Royalty Agreement between Alton Ventures, Inc. and Richard T. Heard of Vancouver, B.C., dated May 07, 2004 to acquire a 100% interest in the Maun Lake Property, Thunder Bay Mining Division, Ontario (incorporated by reference from our Registration Statement on Form SB- 2 filed on August 19, 2004)

10.2*	Oil and Gas Acquisition and Development Agreement dated July 24, 2006 between Arkanova Delaware and David Griffin

10.3*	Option to Purchase and Royalty Agreement dated July 24, 2006, between Arkanova Delaware and David Griffin

10.4*	Form of Subscription Agreement dated March 1, 2007 for non US persons

10.5*	Form of Subscription Agreement dated March 1, 2007 for US Accredited Investors

10.6*	Consulting Agreement between Arkanova Energy Corporation and John Legg dated March 1, 2007

10.7*	Form of Finders Fee Agreement dated March 1, 2007 for non U.S. persons

10.8*	Form of Finders Fee Agreement dated March 1, 2007 for U.S. Accredited Investors

(14)	Code of Ethics

14.1	Code of Business Conduct and Ethics & Compliance Program dated August 05, 2004 (incorporated by reference from our Registration Statement on Form SB-2 filed on November 9, 2004)

(16)	Letter on change in certifying accountant

16.1*	Letter from Cordovano & Honeck, LLP**

(21)*	Subsidiaries of the Small Business Issuer

21.1*	Arkanova Acquisition Corp., a private Delaware corporation.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKANOVA ENERGY CORPORATION

/s/ John Legg
John Legg
President, Secretary, Treasurer and
Chief Executive Officer

Date: March 7, 2007